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EXHIBIT 99.3

CONSENT OF NOMINEE FOR DIRECTOR

        The undersigned understands that Harleysville National Corporation (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

        The undersigned hereby consents to be named as director nominee in the Company's Registration Statement on Form S-4 and to serve as a director of the Company if elected or appointed.

/s/ VINCENT P. SMALL, JR. Vincent P. Small, Jr.
January 5, 2004

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CONSENT OF NOMINEE FOR DIRECTOR